                           SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                             (Amendment No.     )


Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]      Definitive Proxy Statement


[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-2

         CitiStreet Funds, Inc.
         ----------------------
         (Name of Registrant as Specified In Its Charter)


         ---------------------------------
         (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of Each class of securities to which transaction applies:

         ----------------------------------

         2)       Aggregate number of securities to which transaction applies:


         ----------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:


         ---------------------------------

         5)       Total fee paid:


         ---------------------------------


[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:


                  ----------------

         2)       Form, Schedule or Registration Statement No.:


                  ----------------

         3)       Filing Party:


                  ----------------

         4)       Date Filed:


                  ----------------

                             CITISTREET FUNDS, INC.

                                PROXY MATERIALS

Dear CitiStreet Funds Investor:

     I am writing to let you know that CitiStreet Funds, Inc. will hold a special meeting on July 30, 2002. The purpose of the meeting is to vote on two proposals for the Funds. You have the opportunity to voice your opinion by voting on these proposals, and we encourage you to do so.


     This package contains detailed information about the proposals and voting instruction cards for you to use in casting your vote. Proposal 1 seeks your approval of Smith Barney Fund Management LLC as a new subadviser for the Large Company Stock Fund. If approved, Smith Barney Fund Management LLC would replace Putnam Investment Management, LLC. Based on the amount of assets the Fund currently allocates to its subadvisers, advisory fees paid by the Fund would decrease if you approve Proposal 1. Proposal 2 seeks your approval of revised fundamental investment restrictions for the Funds.


     The Funds' Board of Directors is responsible for protecting your interests in the Funds. The Board believes that these proposals are in your best interest and recommends that you vote for both proposals.


     YOU HAVE RECEIVED ONE VOTING INSTRUCTION CARD FOR EACH FUND IN WHICH YOU HAVE AN INVESTMENT. TO CAST YOUR VOTE, SIMPLY COMPLETE EACH CARD YOU RECEIVE. PLEASE BE SURE TO SIGN AND DATE EACH CARD BEFORE MAILING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE RETURN YOUR CARD OR CARDS BY JULY 23, 2002 SO THAT WE CAN COUNT YOUR VOTE.


     If you hold your investment in the Funds through a variable annuity or life insurance contract issued by The Travelers Insurance Company, Travelers will place your vote for you according to the instructions you provide on the enclosed voting instruction cards. If you properly sign and return your voting instruction cards but do not provide instructions regarding a particular proposal or proposals for a Fund in which you have an investment, Travelers will vote in favor of that proposal or proposals. If you do not return a properly signed voting instruction card for a Fund in which you have an investment, Travelers will vote your interest in that Fund in proportion to the overall instructions that it has received from its contract owners.


     If you have any questions, please contact us at 1-800-242-7884. Thank you for your vote.


                                                      Sincerely,

                                                      Robert C. Dughi
                                                      Chairman of the Board
                                                      CitiStreet Funds, Inc.


June 24, 2002

                             CITISTREET FUNDS, INC.
                                TWO TOWER CENTER
                            EAST BRUNSWICK, NJ 08816


                           NOTICE OF SPECIAL MEETING

                        OF PERSONS HAVING VOTING RIGHTS


                      CITISTREET INTERNATIONAL STOCK FUND

                      CITISTREET SMALL COMPANY STOCK FUND
                      CITISTREET LARGE COMPANY STOCK FUND
                        CITISTREET DIVERSIFIED BOND FUND


                                 JULY 30, 2002


     You are hereby notified that a special meeting of persons having voting rights with respect to the CitiStreet International Stock Fund, the CitiStreet Small Company Stock Fund, the CitiStreet Large Company Stock Fund and the CitiStreet Diversified Bond Fund (collectively, the "Funds"), each a portfolio of CitiStreet Funds, Inc. ("CF"), will take place on July 30, 2002, at 10:00 a.m. at CF's offices, located at Two Tower Center, East Brunswick, New Jersey 08816. The purposes of this special meeting are:


          1. FOR THE LARGE COMPANY STOCK FUND ONLY: To approve a new Investment Subadvisory Agreement to add Smith Barney Fund Management LLC as a new subadviser for the Large Company Stock Fund to replace Putnam Investment Management, LLC.



          2. FOR ALL FUNDS: To approve revised fundamental investment restrictions for the Funds.


          3. To consider and transact such other business as may properly be presented at the meeting.

     In accordance with the CF By-Laws, the Board of Directors has fixed May 24, 2002 as the record date for determining voting rights. Only those persons who had voting rights with respect to one or more Funds as of May 24, 2002 are entitled to notice of, and to vote at, the meeting. If you plan to attend the meeting, please call 1-800-242-7884.

     By order of the Board of Directors.

                                                      Lori M. Renzulli
                                                      Secretary


June 24, 2002

                             CITISTREET FUNDS, INC.


                      CITISTREET INTERNATIONAL STOCK FUND

                      CITISTREET SMALL COMPANY STOCK FUND
                      CITISTREET LARGE COMPANY STOCK FUND
                        CITISTREET DIVERSIFIED BOND FUND


                                 JULY 30, 2002


                SPECIAL MEETING OF PERSONS HAVING VOTING RIGHTS


                                PROXY STATEMENT



     The Board of Directors of CitiStreet Funds, Inc. ("CF" or "we") hereby solicits voting instructions for a special meeting of persons having voting rights for the CitiStreet International Stock Fund, the CitiStreet Small Company Stock Fund, the CitiStreet Large Company Stock Fund and the CitiStreet Diversified Bond Fund (each, a "Fund," and collectively, the "Funds"). We will hold the meeting on July 30, 2002, at 10:00 a.m. at CF's offices, located at Two Tower Center, East Brunswick, New Jersey 08816. We began sending this proxy statement and the voting instruction cards on approximately June 24, 2002.



THE PROPOSALS



     This proxy statement provides information about two proposals on which we seek your vote. Proposal 1 seeks your approval of Smith Barney Fund Management LLC as a new subadviser for the Large Company Stock Fund. Based on the amount of assets the Fund currently allocates to its subadvisers, advisory fees paid by the Fund would decrease if you approve Proposal 1. Proposal 2 seeks your approval of revised fundamental investment restrictions for the Funds. Eight changes are proposed for the restrictions, so there are eight sub-proposals -- Proposals 2(a)-2(h).


     The Board of Directors of CF has considered each of the proposals and determined that approval is in the best interest of investors with a beneficial interest in the Funds. We provide more detail about these proposals below. WE ENCOURAGE YOU TO SIGN AND RETURN YOUR VOTING INSTRUCTION CARD(S) AS SOON AS POSSIBLE.


PERSONS ELIGIBLE TO VOTE ON EACH PROPOSAL


     Each of the Funds is a separate portfolio of CF. Each portfolio issues a separate class of capital stock representing an interest in that portfolio. Therefore, you are entitled to vote only on proposals affecting the Funds in which you have a beneficial interest. The following table summarizes the proposals and who is eligible to vote on them.


                       INTERNATIONAL   SMALL COMPANY   LARGE COMPANY   DIVERSIFIED
                        STOCK FUND      STOCK FUND      STOCK FUND      BOND FUND
                       -------------   -------------   -------------   -----------
Proposal 1:  To
  approve a new
  Investment
  Subadvisory
  Agreement to add
  Smith Barney Fund
  Management LLC as a
  new subadviser for
  the Large Company
  Stock Fund.........                                        X
Proposal 2:  To
  approve revised
  fundamental
  investment
  restrictions for
  the Funds..........        X               X               X              X



PERSONS HAVING VOTING RIGHTS



     We determined the persons entitled to vote for purposes of this special meeting ("persons having voting rights") as of the record date of May 24, 2002. Persons having voting rights with respect to a Fund are all persons with a beneficial interest in that Fund on that date through a variable annuity contract, a variable life insurance contract or a qualified retirement plan. When we refer to "you" in this proxy statement, we are referring to persons having voting rights.



SUBMISSION AND COUNTING OF VOTES


     You are entitled to have the number of shares related to your beneficial interest in a Fund voted in accordance with your instructions. Each full share shall have one vote, and each fractional share shall have a proportionate fractional vote.

     All of the CF shares held by The Travelers Insurance Company ("Travelers") are held in separate accounts that fund variable annuity and variable life insurance contracts. Under the requirements of the federal securities law, Travelers is requesting voting instructions from its contract owners. When Travelers receives the voting instructions from its contract owners, it will vote the Fund shares held in its accounts according to those instructions. Specifically, if you, as a contract owner, submit properly executed voting instructions, Travelers will vote the Fund shares allocated to your account according to your instructions. If you submit a properly executed voting instruction card but omit voting instructions with respect to any proposal for a Fund in which you have an investment, Travelers will vote the shares allocated to your account for the proposal. Finally, if you do not submit properly executed voting instructions, Travelers will vote the Fund shares allocated to your account in proportion to the aggregate voting instructions it did receive.

     For your voting instructions to be effective, they must be received prior to the close of business on July 23, 2002. You may revoke your instructions, but to be effective, we must receive written notice of your revocation prior to the close of business on July 23, 2002. Alternatively, you may attend the meeting and vote in person, in which case any prior instructions you provided will be revoked.


REQUIRED VOTE


     For each Proposal, the federal securities laws define the vote required for approval as the lesser of (a) a vote of 67% or more of the Fund shares whose holders are present or represented by proxy at the meeting if the holders of more than 50% of all outstanding Fund shares are present in person or represented by proxy at the meeting, or (b) a vote of more than 50% of all outstanding Fund shares.

     We will adopt each proposal if it is approved by the required vote of outstanding shares of the affected Fund or Funds.


OWNERSHIP OF SHARES


     The chart below shows the number of Fund shares outstanding as of the record date.


                                                 SHARES OUTSTANDING
FUND                                             (NUMBER OF VOTES)
----                                             ------------------
International Stock Fund.......................    31,340,638.858
Small Company Stock Fund.......................    25,055,428.804
Large Company Stock Fund.......................    46,009,294.012
Diversified Bond Fund..........................    50,178,268.855



THIS SOLICITATION AND ITS COSTS


     This solicitation is being made by mail, but it may also be made by telephone, facsimile, or personal interview. The Large Company Stock Fund will bear the costs attributable to Proposal 1. All of the Funds will bear the costs attributable to Proposal 2.


FUTURE PROPOSALS


     For a proposal to be presented at a special meeting of persons having voting rights, we must receive the proposal a reasonable time before the solicitation of proxies is made. Usually, the proposal must arrive 120 days before the mailing. We do not ordinarily hold annual meetings, so proposals are presented only when special meetings are held. Therefore, we will retain all proposals received from persons with voting rights. Those proposals will then be eligible to be considered for distribution with the proxy materials for the next special meeting.


OBTAINING A COPY OF THE ANNUAL REPORT



     WE WILL FURNISH YOU A COPY OF OUR MOST RECENT ANNUAL REPORT ON REQUEST AND WITHOUT CHARGE. IF YOU WISH TO OBTAIN A COPY OF THE ANNUAL REPORT, MAIL A REQUEST TO CITISTREET FUNDS MANAGEMENT LLC, TWO TOWER CENTER, EAST BRUNSWICK, NEW JERSEY 08816, OR CALL 1-800-242-7884.

                                   PROPOSAL 1

                      CITISTREET LARGE COMPANY STOCK FUND

                    APPROVAL OF A NEW SUBADVISORY AGREEMENT
                    ADDING SMITH BARNEY FUND MANAGEMENT LLC
              AS A NEW SUBADVISER FOR THE LARGE COMPANY STOCK FUND

     This proposal affects, and will be voted upon by, only persons having voting rights with respect to the Large Company Stock Fund. The Board of Directors recommends approval of a new subadvisory agreement with Smith Barney Fund Management LLC ("Smith Barney") as a new subadviser for the Large Company Stock Fund.

     The Large Company Stock Fund has three subadvisers, each of whom uses a particular investment strategy to manage its portion of the Fund's assets. The Fund's index subadviser, SSgA Funds Management, Inc. ("SSgA"), attempts to match the performance of the large-cap market overall; the Fund's value subadviser, Wellington Management Company LLP ("Wellington Management"), focuses on large companies that it believes to be undervalued by the market; and the Fund's growth subadviser, Putnam Investment Management, LLC ("Putnam"), invests in large companies that it believes will experience significant earnings growth.

     The Manager determined that it would be appropriate to consider replacing Putnam with another growth-oriented subadviser. The Manager recommended that the Fund replace Putnam with Smith Barney based on a variety of factors, including the past performance of both Smith Barney and Putnam, proposed and current fees and the investment approach of the two firms. If this proposal is approved, the Fund will transition from Putnam to Smith Barney beginning on or about August 1, 2002.

     As explained in more detail below, based on the amount of assets the Fund currently allocates to its growth subadviser, advisory fees paid by the Fund would decrease if you approve this Proposal.


SMITH BARNEY


     Smith Barney is an indirect wholly-owned subsidiary of Citigroup Inc., a public-traded company. In particular, Salomon Smith Barney Holdings Inc. is the sole member of Smith Barney, and Salomon Smith Barney Holdings Inc. is a wholly-owned subsidiary of Citigroup Inc. The address for Smith Barney, Salomon Smith Barney Holdings Inc., and for Smith Barney's principal executive officer and directors, is 333 West 34th Street, New York, NY 10001. The address for Citigroup

Inc. is 399 Park Avenue, New York, NY 10043. Smith Barney's directors and principal executive officer are as follows:


NAME                             POSITION WITH SMITH BARNEY   PRINCIPAL OCCUPATION
----                             --------------------------   --------------------
Heath B. McLendon..............  Chairman, President and      Managing Director,
                                 Chief Executive Office       Salomon Smith Barney
                                                              Inc.
Lewis E. Daidone...............  Director and Senior Vice     Managing Director,
                                 President                    Salomon Smith Barney
                                                              Inc.
Robert P. Wallace..............  Director                     Managing Director --
                                                              Global Head of Retail
                                                              Operations and
                                                              Technology, Citigroup
                                                              Asset Management


     Smith Barney provides advice for the following registered investment companies using a large company growth strategy similar to the strategy it proposes to use for the CitiStreet Large Company Stock Fund:


                                              NET ASSETS
NAME OF REGISTERED INVESTMENT COMPANY       AS OF 12/31/01   ADVISORY FEE RATE
-------------------------------------       --------------   -----------------
Smith Barney Large Capitalization Growth
  Fund
  (series of Smith Barney Investment
  Trust)..................................  $3.74 billion          0.75%
Smith Barney Large Capitalization Growth
  Portfolio
  (series of Travelers Series Fund
  Inc.)...................................  $ 313 million          0.75%



THE PROPOSED AGREEMENT


     The proposed subadvisory agreement with Smith Barney is substantially the same as the current agreements with Putnam, Wellington Management and SSgA. Other than fees, which we discuss in the next section, the material provisions of the agreement, such as the subadviser's duties to the Fund, are essentially the same. (Of course, there are differences in the names and addresses of the parties, the effective dates and terms of the agreements and other minor differences.)

     The current and proposed subadvisory agreements all assign the following responsibilities to the subadvisers:

     - managing the Fund's investment operations in accord with the Fund's investment objectives;

     - consulting with CitiStreet Funds Management LLC (the "Manager") to set investment strategies;

     - supervising investments;

     - placing orders to purchase and sell investments;

     - maintaining books and records on portfolio transactions;

     - providing transactional information to the Fund's custodian; and

     - providing records and other information to the Manager as necessary.

     The subadvisory agreements also delineate the subadvisers' liability for losses by the Fund or the Manager, and the obligations of the Manager toward the subadvisers. The agreements permit the subadvisers' directors, officers and employees to engage in other business and management.

     The subadvisory agreements may be amended by mutual consent. The subadvisory agreements may continue for more than two years only if they are annually re-approved by our Board of Directors. The Manager, the subadvisers, or the Board of Directors may each terminate the subadvisory agreements on not less than 30 and not more than 60 days' notice.


     Appendix B contains the full text of the proposed subadvisory agreement with Smith Barney. The current subadvisory agreement with Putnam is dated May 1, 2000.



FEES


     Set forth below is the current fee rate for Putnam and the proposed fee rate for Smith Barney.


PUTNAM (CURRENT)
----------------
All Assets...............................................  0.45%



SMITH BARNEY (PROPOSED)
-----------------------
First $45 million in Assets..............................  0.45%
Assets over $45 million..................................  0.35%


     The Manager expects that Smith Barney would manage significantly more than $45 million of Fund assets, which means that the effective fee rate to be paid to Smith Barney would be less than the 0.45% rate paid to the current subadviser. In no event would fees increase as a result of this Proposal.

     For the year 2001, the Fund paid Putnam fees of $581,569. If Smith Barney had managed the same amount of assets that Putnam managed during 2001, the Fund would have paid Smith Barney a fee of $497,331 under the terms of the proposed agreement (a reduction of 14%).


BOARD CONSIDERATION


     On May 8, 2002, the full CF Board of Directors, including all directors who are not "interested persons" of CF as that term is defined in the federal securities laws

("independent directors"), met in person to discuss the proposed subadvisory agreement with Smith Barney. The Board received a variety of information about Smith Barney, including information about the firm's ownership and key personnel, its investment experience and philosophy, and its past performance.

     The Board determined that the proposed agreement was in the best interests of investors in the Fund and unanimously voted to recommend the agreement to you for approval. In making that determination, the Board considered a variety of factors, including those discussed below.


     Nature and Quality of Smith Barney's Services. The Board considered Smith Barney's experience, resources, and personnel. Smith Barney has been managing institutional assets for more than 35 years. As of March 31, 2002, Smith Barney managed more than $200 billion in assets, including approximately $15 billion in U.S. growth strategies. Its equity team currently includes 10 professionals, averaging 14 years of industry experience.



     Smith Barney's Historical Performance. The Board considered the performance of Smith Barney in managing similar accounts. Over the long term, that performance compares favorably with the returns of the Russell 1000 Growth Index and the S&P 500 Index. (There is, of course, no guarantee about future performance.)



     Smith Barney's Approach to Large-Cap Growth Management. The Board also considered Smith Barney's investment approach. Smith Barney focuses on large capitalization companies that have a long-term history of consistent earnings growth and that Smith Barney believes are positioned to benefit from opportunities to generate additional growth of capital. Smith Barney focuses on established companies with management that is oriented toward the shareholder, a strong balance sheet, sustained competitive advantages, and consistent earnings.



     Fees. The Board considered that Smith Barney's proposed fee is less than the fee currently charged by Putnam. In addition, the Board compared Smith Barney's proposed fee with fees charged by other large-cap growth advisers. The Board agreed with the conclusion of the Manager that the proposed fee is reasonable and is within the range of fees currently charged by similar advisers for similar services.



     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL NO. 1.

                                   PROPOSAL 2

                                   ALL FUNDS

                        APPROVAL OF REVISED FUNDAMENTAL
                            INVESTMENT RESTRICTIONS


     This proposal affects, and will be voted upon by, all persons having voting rights with respect to any of the Funds. The Board of Directors recommends approval of revised fundamental restrictions for the Funds. After providing some background information, we describe each of eight specific proposed changes to the fundamental investment restrictions. Each is labeled as a separate sub-proposal from Proposal 2(a) to Proposal 2(h).



BACKGROUND


     The Investment Company Act of 1940 (the "Investment Company Act") requires a mutual fund to state, in its prospectus or statement of additional information ("SAI"), the fund's policies with respect to each of the following practices:

     - borrowing money;

     - issuing senior securities;

     - underwriting securities issued by another company;

     - purchasing or selling real estate or commodities;

     - making loans; and

     - concentrating investments in particular industries.

     Those policies are deemed "fundamental" policies, which means that they may be changed only by a majority vote of shareholders. In addition, the Investment Company Act permits, but does not require, a fund to designate other fundamental investment policies concerning other investment practices.

     The Funds' SAI currently sets forth certain fundamental investment restrictions which may be changed only with the approval of persons having voting rights.

     The Board recommends that you approve the eight changes to the Fund's fundamental investment restrictions. The proposed changes would provide the Funds with more flexibility by removing fundamental restrictions not required by the Investment Company Act and updating certain restrictions to account for changes in the law and investment vehicles and techniques.

SUB-PROPOSAL 2(a) -- REAL ESTATE


     Fundamental Investment Restriction No. 1 currently states that none of the Funds will:

          "Buy or sell real estate and mortgages, although the Funds may buy and sell securities that are secured by real estate and securities of real estate investment trusts and of other issuers that engage in real estate operations."

     The Board proposes that this investment restriction be revised as follows to clarify that the Funds can invest in mortgage-backed securities and related instruments:


          "[None of the Funds will] Buy or sell real estate, although the Funds may buy and sell securities that are secured by real estate, securities of real estate investment trusts and of other issuers that engage in real estate operations, mortgage-backed securities, mortgage participations, or other instruments supported or secured by interests in real estate."



SUB-PROPOSAL 2(b) -- SHARES OF OTHER INVESTMENT COMPANIES


     Fundamental Investment Restriction No. 3 provides that none of the Funds will:

          "Buy or sell the securities of other investment companies, except by purchases in the open market involving only customary brokerage commissions and as a result of which not more than 5% of the Fund's total assets (taken at current value) would be invested in such securities, or except as part of a merger, consolidation or other acquisition."

     The Board recommends that this fundamental investment restriction be eliminated because the Investment Company Act does not require a mutual fund to set a fundamental investment policy regarding the investment in shares of other investment companies. Instead, the Investment Company Act and related rules impose certain limitations on a mutual fund's ability to invest in shares of other mutual funds. The current version of the Restriction No. 3 reflects an older version of the Investment Company Act and related rules and thus is outdated. Removing the restriction will permit the Fund to invest in shares of other mutual funds consistent with the Investment Company Act and related rules as they currently stand or may be amended in the future. Among other things, investments in certain mutual fund shares permit the Funds to establish investment positions on a more flexible basis.

SUB-PROPOSAL 2(c) -- CONTROL


     Fundamental Investment Restriction No. 4 currently provides that none of the Funds will:

          "Acquire securities for the purpose of exercising control or the Board of any company except in connection with a merger, consolidation, acquisition, or reorganization."

     The Board proposes that this restriction be eliminated because the Investment Company Act does not require a mutual fund to adopt a fundamental policy concerning controlling investments in other issuers. In its place, however, the Board has adopted a non-fundamental policy identical to the current policy. This non-fundamental policy maintains the current restriction but permits the Board the flexibility in the future to authorize investments for the purpose of exercising control without seeking additional approval if and when the Board were to determine that such investments were in the best interests of investors.


SUB-PROPOSAL 2(d) -- SHORT SALES


     Fundamental Investment Restriction No. 5 currently provides that none of the Funds will:

          "Make a short sale of securities or maintain a short position, except that the International Stock Fund, the Small Company Stock Fund, and the Large Company Stock Fund may make short sales against-the-box. Collateral arrangements entered into by the Funds with respect to futures contracts and related options and the writing of options are not deemed to be short sales."

     The Board recommends that this fundamental restriction be deleted because the Investment Company Act does not require a mutual fund to adopt a fundamental investment policy relating to short sales of securities. In its place, however, the Board has adopted a non-fundamental policy identical to the current policy. That non-fundamental policy maintains the current restriction on most short sales but permits the Board the flexibility in the future to authorize the use of short sales without seeking additional approval. The Board believes that this flexibility will permit the Funds to adapt more quickly to any changes that would make it appropriate for the Funds to utilize short sales.


SUB-PROPOSAL 2(e) -- BORROWING AND SENIOR SECURITIES



     Fundamental Investment Restrictions Nos. 6, 7 and 8 set forth the fundamental investment policies regarding borrowing money and issuing senior securities. They currently provide that none of the Funds will:


          "Purchase securities on margin or otherwise borrow money or issue senior securities except that a Fund may enter into reverse repurchase agreements and purchase securities on a when-issued or a delayed delivery basis. A Fund may also obtain such short-term credit as it needs for the clearance of securities transactions and may borrow from a bank as a temporary measure to facilitate redemptions (but not for leveraging or investment) or to exercise an option, provided that the amount borrowed does not exceed 5% of the value of the Fund's total assets (including the amount owed as a result of the borrowing) at the time the borrowing is made. Investment securities will not be purchased while borrowings are outstanding. Interest paid on borrowings will not be available for investment. Collateral arrangements entered into by a Fund with respect to futures contracts and related options and the writing of options are not deemed to be the issuance of a senior security or the purchase of a security on margin."

          "Enter into reverse repurchase agreements if, as a result, the Fund's obligations with respect to reverse repurchase agreements would exceed 10% of the Fund's net assets (defined to mean total assets at market value less liabilities other than reverse repurchase agreements)."


          "Pledge or mortgage assets, except that not more than 10% of the value of any Fund may be pledged (taken at the time the pledge is made) to secure borrowings made in accordance with item 6 above and that a Fund may enter into reverse repurchase agreements in accordance with item 7 above. Collateral arrangements entered into by a Fund with respect to futures contracts and related options and the writing of options are not deemed to be the pledge of assets."



     The Board recommends that these restrictions be modified to provide the Funds more flexibility to borrow money for temporary or emergency purposes (up to the limit set forth in the Investment Company Act) and to utilize investment techniques as permitted by the Investment Company Act and SEC interpretations to avoid the issuance of a senior security. The Funds will continue to be permitted to utilize reverse repurchase agreements. All borrowing, including reverse repurchase agreements, will be subject to the limit set forth in the Investment Company Act, which is that borrowing may not exceed 33 1/3% of total assets (including the amount borrowed) less liabilities (other than borrowings). In particular, the Board recommends that the fundamental policies be revised to state that none of the Funds will:


          "Borrow money, except that a Fund may borrow money for temporary or emergency purposes (not for leveraging or investment) in an amount not exceeding 33 1/3% of its total assets (including the amount borrowed) less liabilities (other than borrowings). Reverse repurchase agreements are not considered borrowing for purposes of this restriction."

          "Issue senior securities, except as permitted under the Investment Company Act of 1940 and rules thereunder or by SEC order, SEC release, no-action letter, or similar relief or interpretations. Collateral arrangements entered into by a Fund with respect to futures contracts or options and the writing of options are not deemed to be the issuance of a senior security."


SUB-PROPOSAL 2(f) -- LENDING


     Fundamental Investment Restriction No. 9 currently states that none of the Funds will:


          "Lend money, except that loans of up to 10% of the value of each Fund may be made through the purchase of privately placed bonds, debentures, notes, and other evidences of indebtedness of a character customarily acquired by institutional investors that may or may not be convertible into stock or accompanied by warrants or rights to acquire stock. Repurchase agreements and the purchase of publicly traded debt obligations are not considered to be 'loans' for this purpose and may be entered into or purchased by a Fund in accordance with its investment objectives and policies."


     The Board recommends that this restriction be amended to provide that a Fund could lend to another Fund or other affiliated investment company if permitted by the Investment Company Act and rules thereunder or by SEC order, SEC release, no-action letter, or similar relief or interpretations. This change would permit the Funds to establish, if the Board deems appropriate, an inter-fund lending arrangement to provide liquidity. The amended restriction would provide as follows:


          "[None of the Funds will] Lend money, except (a) that loans of up to 10% of the value of each Fund may be made through the purchase of privately placed bonds, debentures, notes, and other evidences of indebtedness of a character customarily acquired by institutional investors that may or may not be convertible into stock or accompanied by warrants or rights to acquire stock; and (b) each Fund may lend money to another Fund or other affiliated investment company as permitted under the Investment Company Act of 1940 and rules thereunder or by SEC order, SEC release, no-action letter, or similar relief or interpretations. Repurchase agreements and the purchase of publicly traded debt obligations are not considered to be 'loans' for this purpose and may be entered into or purchased by a Fund in accordance with its investment objectives and policies."



SUB-PROPOSAL 2(g) -- DIVERSIFICATION


     Fundamental Investment Restriction No. 11 currently provides that none of the Funds will:


          "Make an investment unless, when considering all its other investments, 75% of the value of a Fund's assets would consist of cash, cash items, obligations of the United States government, its agencies or instrumentalities, and other securities. For purposes of this restriction, 'other securities' are limited for each issuer to not more than 5% of the value of a Fund's assets and to not more than 10% of the issuer's outstanding voting securities held by CitiStreet Funds, Inc. as a whole. Some uncertainty exists as to whether certain of the types of bank obligations in which a Fund may invest, such as certificates of deposit and bankers' acceptances, should be classified as 'cash items' rather than 'other securities' for purposes of this restriction, which is a diversification requirement under the 1940 Act. Interpreting most bank obligations as 'other securities' limits the amount a Fund may invest in the obligations of any one bank to 5% of its total assets. If there is an authoritative decision that any of these obligations are not 'securities' for purposes of this diversification test, this limitation would not apply to the purchase of such obligations."


     The percentage tests set forth in the first part of the current fundamental investment restrictions paraphrases the standard in the Investment Company Act for a diversified mutual fund. The latter part of this restriction discusses an interpretive issue concerning that standard. The Investment Company Act requires that a mutual fund state in its prospectus or statement of additional information whether it is a diversified fund and, if it is a diversified fund, the fund may not change to a non-diversified fund without shareholder approval.

     The CitiStreet Funds prospectus and statement of additional information state that the Funds are diversified. Therefore, the current investment restriction is duplicative, and the Board recommends that it be deleted.


SUB-PROPOSAL 2(h) -- ILLIQUID SECURITIES


     Fundamental Investment Restriction No. 13 currently provides that none of the Funds will:

          "Invest in illiquid securities (including repurchase agreements maturing in more than 7 days) or in the securities of issuers (other than U.S. government agencies or instrumentalities) having a record, together with predecessors, of less than 3 years' continuous operation if, regarding all such securities, more than 10% of the Fund's total assets would be invested in them. For purposes of this restriction, illiquid securities are those that are subject to legal or contractual restrictions on resale or for which no readily available market exists. Restricted securities that have not been registered but may be sold and resold to institutional investors are not considered illiquid for purposes of this restriction, provided that there is dealer or institutional trading market in such securities."

     The Board recommends that this restriction be deleted because the Investment Company Act does not require that a fund's policy regarding investment in illiquid securities be a fundamental policy. Instead, the SEC has imposed restrictions on mutual funds investment in illiquid securities (currently no more than 15% of net assets for non-money market funds). Removing this fundamental policy would permit the Funds to invest in illiquid securities consistent with SEC limits, including any changes in those limits in the future.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL NO. 2.

                                                                      APPENDIX A


                        ADDITIONAL INFORMATION REGARDING
                           THE MANAGER AND THE FUNDS


MANAGER



     CF uses a manager/subadviser structure to manage and advise the Funds. CitiStreet Funds Management LLC (the "Manager") serves as the overall investment adviser to the Funds as a whole. Each individual Fund has one or more subadvisers who perform the actual day-to-day investment management of that Fund. The Manager monitors the performance of the subadvisers and recommends changes to the Funds if warranted. For those Funds with more than one subadviser, the Manager also allocates the Fund's assets among the Fund's subadvisers. Each Fund pays its subadvisers' fees directly and pays the Manager a separate fee equal to an annual rate of 0.25% of average daily net assets. In 2001, the Large Company Stock Fund paid the Manager fees of $1,078,886.



     The Manager is located at Two Tower Center, East Brunswick, NJ 08816. The Manager is a wholly-owned subsidiary of CitiStreet Retirement Services LLC, which is a wholly-owned subsidiary of CitiStreet LLC, Batterymarch Park III, 3 Pine Hill Drive, Quincy, MA 02169, which is jointly owned 50% by State Street Bank and Trust Company and 50% by Keeper Holdings LLC, 388 Greenwich Street, New York, NY 10013. State Street Bank and Trust Company is a wholly-owned subsidiary of State Street Corporation, and both companies are located at One International Place, Boston, MA 02110. Keeper Holdings LLC is owned 81.1% by Plaza LLC, which is a wholly-owned subsidiary of The Travelers Insurance Company, One Tower Square, Hartford, CT 06183, which is a wholly-owned subsidiary of Citigroup Insurance Holding Corporation, 399 Park Avenue, New York, NY 10043, which is a wholly-owned subsidiary of Associated Madison Companies Inc., 399 Park Avenue, New York, NY 10043, which is a wholly-owned subsidiary of Citigroup Inc., 399 Park Avenue, New York, NY 10043, a publicly-traded corporation. The remaining 18.9% of Keeper Holdings LLC is owned by SSB Keeper Holdings, LLC, 388 Greenwich Street, New York, NY 10013, which is a wholly-owned subsidiary of Salomon Smith Barney Holdings Inc., 388 Greenwich Street, New York, NY 10013, which is a wholly-owned subsidiary of Citigroup Inc.

     The following chart provides information about the Funds' directors and officers who are also directors, officers, employees, shareholders or general partners of the Manager:


                                                POSITION WITH THE
        NAME             POSITION WITH CF            MANAGER
        ----           ---------------------   -------------------
Robert C. Dughi......  Chairman of the Board   Chairman of the
                                               Board and President
William Valentine....  Vice President and      Executive Vice
                       Treasurer               President, Chief
                                               Financial Officer
                                               and Treasurer
Paul S. Feinberg.....  President               Executive Vice
                                               President and
                                               General Counsel
Lori M. Renzulli.....  Secretary               Assistant Secretary


     CRA RogersCasey, Inc., 1 Parklands Drive, Darien, CT 06820, assists the Manager in monitoring the performance of the subadvisers and comparing that performance to that of other investment managers. The Manager pays CRA RogersCasey's fees; CRA RogersCasey does not receive a fee from the Funds.

     The Manager provides accounting services to the Funds and keeps the Funds' accounts and records (other than those maintained by the Investors Bank & Trust Company). The Manager also serves as transfer agent and dividend disbursing agent of the Funds. Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116, serves as the custodian of CF's assets and is also the accounting services agent for each Fund. The Funds pay the fees for those services. Investors Bank & Trust Company also assists the Manager in providing certain administrative services, and the Manager pays the fees for these administrative services. CitiStreet Equities LLC, Two Tower Center, East Brunswick, NJ 08816, currently serves as the Funds' principal underwriter. CitiStreet Equities LLC does not receive compensation from the Funds. (The Funds have approved a new class of shares under which a fee will be paid to CitiStreet Equities LLC, but that new class has not commenced operations.) KPMG LLP, 99 High Street, Boston, MA 02110, serves as the Funds' independent accountant, providing audit services.

LARGE COMPANY STOCK FUND BROKERAGE


     The chart below sets forth information regarding brokerage commissions paid in 2001 by the Large Company Stock fund to brokers affiliated with the Manager and/or the Fund's subadvisers.


                       2002 AFFILIATED BROKER COMMISSIONS



                                                               PERCENTAGE OF
                                                 COMMISSIONS   FUND'S TOTAL
BROKER                                            TO BROKER     COMMISSIONS
------                                           -----------   -------------
Salomon Smith Barney, Inc. (1).................    $21,838         3.43%
State Street Capital Markets, LLC (2)..........    $   222         0.03%


---------------

(1) Affiliate of Manager and Smith Barney

(2) Affiliate of Manager and SSgA


LARGE COMPANY STOCK FUND SUBADVISERS



     As explained in Proposal 1, the Large Company Stock Fund has three subadvisers, two of which are not affected by Proposal 1. The subadvisory fee rate for each of those subadvisers is set forth below (as an annual percentage of assets allocated to the subadviser). Wellington Management is the Fund's active value subadviser, and SSgA is the Fund's passive index subadviser.



WELLINGTON MANAGEMENT
---------------------
All Assets..............................................   0.45%

SSGA*
----
First $50 million in Assets.............................   0.05%
Next $50 million in Assets..............................   0.04%
Assets over $100 million................................   0.02%
*(minimum $50,000 on an annualized basis)



     For 2001, the Large Company Stock Fund paid Wellington Management fees of $753,805 and paid SSgA fees of $54,343.


     The Board of Directors most recently re-approved the subadvisory agreements for all the current subadvisers on May 8, 2002.

                      [This page intentionally left blank]

                                   APPENDIX B

                        INVESTMENT SUBADVISORY AGREEMENT

     Agreement made as of this      day of           , 2002, among CitiStreet
Funds, Inc., a Maryland corporation (the "Series Fund"), CitiStreet Funds Management LLC, a New Jersey limited liability company (the "Manager"), and Smith Barney Fund Management LLC, a Delaware limited liability company (the "Subadviser").

     WHEREAS, CitiStreet Funds Management LLC has entered into a management agreement (the "Management Agreement") with the Series Fund, a diversified open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), pursuant to which CitiStreet Funds Management LLC will act as Manager of the Series Fund;

     WHEREAS, the Series Fund is currently divided into four separate series or Funds, each of which is established pursuant to a resolution of the Board of Directors of the Series Fund, and the Series Fund may in the future add additional Funds; and

     WHEREAS, the Manager has the responsibility of evaluating, recommending, and supervising investment advisers to each Fund and, in connection therewith, desires to retain the Subadviser to provide investment advisory services to the CitiStreet Large Company Stock Fund (the "Fund"), the Series Fund has the responsibility of compensating the investment advisers to each Fund and desires to retain the Subadviser to provide investment advisory services to the Fund, and the Subadviser is willing to render such investment advisory services.

     NOW, THEREFORE, the parties agree as follows:

          1. (a) Subject to the supervision of the Manager and of the Board of Directors of the Series Fund, the Subadviser shall manage the investment operations of the assets of the Fund allocated by the Manager to the Subadviser (such assets referred to as the "Allocated Assets"), including the purchase, retention and disposition of portfolio investments, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Prospectus (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus") and subject to the following understandings:

             (i) The Subadviser shall consult periodically with the Manager and they shall agree upon the current investment strategy for the Allocated Assets in the light of anticipated cash flows.

             (ii) The Subadviser shall provide supervision of the Allocated Asset's investments and determine from time to time what securities, options, futures contracts, and other investments included in the Allocated

        Assets will be purchased, retained, sold, or loaned by the Fund, and what portion of the Allocated Assets will be invested or held uninvested as cash.


             (iii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the Articles of Incorporation, By-Laws, and Prospectus of the Series Fund and with the instructions and directions of the Manager and of the Board of Directors of the Series Fund and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations.



             (iv) The Subadviser will place orders for the securities, options, futures contracts, and other investments to be purchased or sold as part of the Allocated Assets with or through such persons, brokers, dealers, or futures commission merchants (including but not limited to persons affiliated with the Manager) as the Subadviser may select in order to carry out the policy with respect to brokerage set forth in the Series Fund's Registration Statement and Prospectus or as the Board of Directors may direct from time to time. In providing the Fund with investment advice and management, the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider such factors as the price of the security, the rate of the commission, the size and difficulty of the order, the reliability, integrity, financial condition, general execution and operational capabilities of competing broker-dealers and futures commission merchants, and the brokerage and research services they provide to the Subadviser or the Fund. The parties agree that it is desirable for the Fund that the Subadviser have access to supplemental investment and market research and security and economic analysis that certain brokers or futures commission merchants are able to provide. The parties further agree that brokers and futures commission merchants that provide such research and analysis may execute brokerage transactions at a higher cost to the Fund than would result if orders to execute such transactions had been placed with other brokers on the sole basis of ability to obtain the most favorable price and efficient execution. Therefore, notwithstanding the second sentence of this paragraph 1(a)(iv), the Subadviser is authorized to place orders for the purchase and sale of securities, options, futures contracts, and other investments for the Fund with brokers or futures commission merchants who provide the Subadviser with such research and analysis, subject to review by the Manager and the Series Fund's Board of Directors from time to time with respect to the extent and continuation of this practice. The Series Fund and the Manager acknowledge that the services provided by such brokers or futures commission merchants may be useful to the Subadviser in connection with the Subadviser's services to other clients.

             When the Subadviser deems the purchase or sale of a security, option, futures contract, or other investment to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities, options, futures contracts, or other investments to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution and to allocate the shares purchased or sold among the Series Fund and the Subadviser's other clients on a fair and nondiscriminatory basis, in a manner consistent with the Subadviser's fiduciary obligations to the Fund and to such other clients.


             (v) The Subadviser shall maintain all books and records with respect to the portfolio transactions of the Allocated Assets required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act and by Rule 17e-1(c)(2) under the 1940 Act and shall render to the Series Fund such periodic and special reports as its Board of Directors or the Manager may reasonably request.



             (vi) The Subadviser shall provide the Series Fund's custodian on each business day with information relating to all transactions concerning the Allocated Assets and shall provide the Manager with such information upon request of the Manager.


             (vii) The investment management services provided by the Subadviser hereunder are not exclusive, and the Subadviser shall be free to render similar services to others.

             (viii) Absent specific instructions to the contrary provided to it by the Manager, and subject to the Subadviser's receipt of all necessary voting materials, the Subadviser shall vote all proxies with respect to investments of the Allocated Assets in accordance with the Subadviser's proxy voting policy as most recently provided to the Manager.

        (b) Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any directors, officers, or employees of the Subadviser or its affiliates.

        (c) The Subadviser shall keep the books and records with respect to the Allocated Assets required to be maintained by the Subadviser pursuant to paragraph 1(a)(v) hereof and shall timely furnish to the Manager or the Series Fund's custodian all information relating to the Subadviser's services hereunder needed to keep the other books and records of the Fund required by Rules 17e-1(c)(2) and 31a-1 under the 1940 Act. The Subadviser agrees that all records which it maintains for the Fund are the property of the Fund and the Subadviser will surrender promptly to the Fund any of such records upon the Fund's request, provided however that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rules 17e-1(c)(2) and 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a)(v) hereof.

          (d) The Subadviser agrees to maintain procedures adequate to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940 (the "Advisers Act"), and other applicable state and federal laws and regulations.

          (e) The Subadviser shall furnish to the Manager, upon the Manager's reasonable request, copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof.


          (f) The Subadviser agrees to provide upon reasonable request of the Manager or the Series Fund, information regarding the Subadviser, including but not limited to background information about the Subadviser and its personnel and performance data, for use in connection with efforts to promote the Series Fund and the sale of its shares.


     2. The Manager shall continue to have responsibility for all services to be provided to the Fund pursuant to the Management Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement.

     3. The Series Fund shall pay the Subadviser, for the services provided and the expenses assumed pursuant to this Subadvisory Agreement, a fee at an annual rate of 0.45% of the average daily Net Allocated Assets up to and including $45 million, plus a fee at an annual rate of 0.35% of the average daily net allocated assets over $45 million. The term "Net Allocated Assets" means the Allocated Assets less related liabilities as determined by the Manager or its designee. This fee will be computed daily and paid monthly.


     4. The Subadviser shall not be liable for any loss suffered by the Series Fund or the Manager as a result of any act or omission of the Subadviser in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement. The Series Fund shall indemnify the Subadviser and hold it harmless from all loss, cost, damage and expense, including reasonable expenses for legal counsel, incurred by the Subadviser resulting from actions from which it is relieved of responsibility by this paragraph. The Subadviser shall indemnify the Series Fund and the Manager and hold them harmless from all loss, cost, damage and expense, including reasonable expenses for legal counsel, incurred by the Series Fund and the

Manager resulting from actions from which the Subadviser is not relieved of responsibility by this paragraph.

     5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board of Directors of the Series Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager or the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement.

     6. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's directors, officers, or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual, or association.

     7. During the term of this Agreement, the Manager agrees to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Such materials may be furnished to the Subadviser hereunder by first class mail, overnight delivery service, facsimile transmission equipment, or hand delivery.


     8. This Agreement may be amended by mutual consent, but the consent of the Series Fund must be obtained in conformity with the requirements of the 1940 Act.


     9. Except as otherwise specifically provided in this Agreement, any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by certified or registered mail, return receipt requested and postage prepaid, (1) to CitiStreet Funds, Inc. at Two Tower Center, East Brunswick, New Jersey 08816, Attention: President; (2) to CitiStreet Funds Management LLC at Two Tower Center, East Brunswick, New Jersey 08816, Attention: Secretary; or (3) to Smith Barney Fund Management, at
               , Attention:                .

     10.  This Agreement shall be governed by the laws of the State of New
Jersey.

     11. This Agreement may be executed in two or more counterparts, which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                          CITISTREET FUNDS, INC.


                                          By:
                                          --------------------------------------


                                          CITISTREET FUNDS MANAGEMENT LLC


                                          By:
                                          --------------------------------------


                                          SMITH BARNEY FUND MANAGEMENT LLC


                                          By:
                                          --------------------------------------

                      [This page intentionally left blank]

                      [This page intentionally left blank]

                                     [FRONT]

CITISTREET FUNDS, INC.               THIS VOTING INSTRUCTION CARD IS SOLICITED
[FUND NAME]                          ON BEHALF OF THE BOARD OF DIRECTORS OF
                                     CITISTREET FUNDS, INC.


        Special Meeting of Persons Having Voting Rights July 30, 2002

To persons having voting rights with respect to the above-referenced fund:

        The Board of Directors of CitiStreet Funds, Inc. ("CF") solicits your proxy and recommends votes "FOR" the proposals listed on the reverse side. CF will vote the appropriate number of shares pursuant to the instructions given.

        The officers of CF - for the purpose of voting on the items in the agenda set forth in the Notice of Special Meeting of Persons Having Voting Rights with respect to CitiStreet Funds, Inc. at such special meeting to be held on July 30, 2002, at 10 A.M. at the offices of CitiStreet, Two Tower Center, East Brunswick, New Jersey - are hereby instructed to vote the shares of the above-referenced fund for the purposes listed on the reverse side.

                               Date:  ____________________________, 2002

                                        PLEASE SIGN IN BOX BELOW




                               ----------------------------------------------



                                SIGNATURE(S)

                               ----------------------------------------------






                               (Please sign exactly as your name appears
                                at the left of this voting instruction card)

                                    [BACK]


YOUR VOTE IS IMPORTANT. Please read carefully, specify your choices, sign, date, and mail this and all other voting instruction cards you received as soon as possible.

You have received a separate voting instruction card for each CF Fund in which you have an investment. This card provides voting instructions with respect to the Fund noted on the front of this card.

If you return this card properly signed, your vote will be cast according to the instructions you provide. If you return this card properly signed but do not make a choice regarding any proposal, your vote will be cast "FOR" that proposal. If you do not return this card properly signed and you have an interest in the Fund through a variable contract, your vote will be cast in proportion to the overall instructions received from contract owners. If you attend the meeting, you may revoke these instructions and vote in person. With respect to any other business that may properly come before the meeting, the officers of CF will vote in accordance with their best judgment.

Please vote by filling in the appropriate box below, as shown, using blue or black ink or dark pencil. Do not use red ink.

       LARGE COMPANY STOCK FUND ONLY
                                                         FOR        AGAINST      ABSTAIN

       Proposal 1:  To approve a new                     [ ]          [ ]          [ ]
       Investment Subadvisory Agreement to add
       Smith Barney Fund Management LLC as a
       new subadviser for the Large Company
       Stock Fund.


       ALL FUNDS
                                                         FOR        AGAINST      ABSTAIN

       Proposal 2: To approve revised fundamental investment restrictions for the Funds.

          2(a) - Real Estate                             [ ]          [ ]          [ ]

          2(b) - Shares of Other Investment Companies    [ ]          [ ]          [ ]

          2(c) - Control                                 [ ]          [ ]          [ ]

          2(d) - Short Sales                             [ ]          [ ]          [ ]

          2(e) - Borrowing and Senior Securities         [ ]          [ ]          [ ]

          2(f) - Lending                                 [ ]          [ ]          [ ]

          2(g) - Diversification                         [ ]          [ ]          [ ]

          2(h) - Illiquid Securities                     [ ]          [ ]          [ ]



PLEASE SIGN THE REVERSE SIDE OF THIS CARD.